UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2012

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) The Federal Home Loan Bank of New York (the "Bank") has announced that Patrick A. Morgan, current Senior Vice President & Chief Financial Officer of the Bank, informed the Bank on January 5, 2012 of his decision to retire from the Bank on or about March 29, 2012.

On January 5, 2012, the Bank also announced that, effective as the date of Mr. Morgan’s retirement, Mr. Kevin M. Neylan will assume the position of Senior Vice President & Chief Financial Officer. Mr. Neylan currently serves as Senior Vice President & Head of Strategy and Business Development and is a named executive officer of the Bank. On January 5, 2012, the Bank also announced that from January 5, 2012 until Mr. Morgan’s retirement, Mr. Neylan will serve as Senior Vice President, Strategy and Finance; when Mr. Neylan assumes this role, he will cease to serve as Senior Vice President & Head of Strategy and Business Development. When Mr. Neylan assumes the position of Senior Vice President & Chief Financial Officer, he will cease to serve as Senior Vice President, Strategy and Finance.

The background and business experience of Mr. Neylan is described in Item 10 - Directors, Executive Officers, and Corporate Governance of the Bank's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 25, 2011.

No family relationships exist between Mr. Neylan and any director or executive officer of the Bank which will require disclosure under Item 401(d) of Regulation S-K. In addition, there are no related transactions between Mr. Neylan and the Bank of the type required to be disclosed under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 5, 2012	By:	/s/ Backer Ali

Name: Backer Ali
Title: Vice President & Controller